EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated September 18, 1997 on the financial statements of Industrial Equipment Rentals, Inc. and subsidiary (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-4 filed by Neff Corp.

Arthur Andersen LLP

Houston, Texas
January 21, 1999